Exhibit 8.2

Baker & McKenzie LLP Bank of America Center 700 Louisiana, Suite 3000 Houston, TX 77002 United States Tel: +1 713 427 5000 Fax: +1 713 427 5099 www.bakermckenzie.com

Asia Pacific
Bangkok
Beijing
Hanoi
Ho Chi Minh City
Hong Kong
Jakarta*
Kuala Lumpur*
Manila*
Melbourne
Seoul
Shanghai
Singapore
Sydney
Taipei
Tokyo
Yangon

Europe, Middle East
& Africa
Abu Dhabi
Almaty
Amsterdam
Antwerp
Bahrain
Baku
Barcelona
Berlin
Brussels
Budapest
Cairo
Casablanca
Doha
Dubai
Dusseldorf
Frankfurt/Main
Geneva
Istanbul
Johannesburg
Kyiv
London
Luxembourg
Madrid
Milan
Moscow
Munich
Paris
Prague
Riyadh
Rome
St. Petersburg
Stockholm
Vienna
Warsaw
Zurich

Latin America
Bogota
Brasilia*
Buenos Aires
Caracas
Guadalajara
Juarez
Lima
Mexico City
Monterrey
Porto Alegre*
Rio de Janeiro*
Santiago
Sao Paulo*
Tijuana
Valencia

North America
Chicago
Dallas
Houston
Miami
New York
Palo Alto
San Francisco
Toronto
Washington, DC

* Associated Firm

April 14, 2014

Weatherford International Limited
Alpenstrasse 15
6300 Zug
Switzerland

RE: U.S. Federal Income Tax Considerations of the Merger

Ladies and Gentlemen:

We act as United States tax counsel to Weatherford International Limited (“Weatherford Ireland”), a limited liability company incorporated under the laws of Ireland, in connection with the proposed merger of Weatherford International Ltd. (“Weatherford Switzerland”), the current Swiss holding company of the Weatherford Group, with and into Weatherford Ireland (the “Merger”) as described in Weatherford Ireland’s registration statement on Form S-4 (“Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 on April 2, 2014 (as amended through the date hereof). This opinion is being furnished to you in connection with the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Registration Statement.

In connection with this opinion we have examined the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below.  We have relied upon statements, representations, and covenants made by Weatherford Ireland and we have assumed that such statements and representations are true without regard to any qualifications as to knowledge and belief.  For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Merger that have come to our attention during our engagement, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, (iii) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties, and (iv) that the Merger will be consummated as described in the Registration Statement.  Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

In rendering the opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings and other administrative guidance of the Internal Revenue Service (the “Service”), and such other authorities as we have considered relevant, all as of the date hereof.  It should be noted that statutes, regulations, judicial decisions, and administrative guidance are subject to change at any time and may be effective retroactively.  A change in the authorities or the truth, accuracy, or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions.

Subject to the foregoing and the qualifications set forth in the Registration Statement, under current U.S. federal income tax law the discussion set forth in the Registration Statement under the heading “Material Tax Considerations — U.S. Federal Income Tax Considerations” is our opinion as to (i) the material U.S. federal income tax consequences to Weatherford Switzerland, Weatherford Ireland and the Weatherford Switzerland shareholders as a result of the Merger, and (ii) the material U.S. federal income tax consequences to shareholders of owning and disposing of Weatherford Ireland shares allotted in the Merger.

The opinion set forth above does not address all of the United States federal income tax consequences of the Merger.  Except as expressly set forth above, we express no other opinion, including any opinion as to the United States federal, state, local, foreign or other tax consequences of the Merger.  Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, the Service or any court.  It is possible that contrary positions may be asserted by the Service and that one or more courts may sustain such contrary positions.  Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect, (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect, or incomplete.

This letter is furnished to you and persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act of 1933 for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Sincerely,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.